UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 4/07/06

ASG Consolidated LLC

Exact name of registrant as specified in its charter

Delaware	333-123636	20-1741364
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification Number

2025 First Avenue, Suite 1200 Seattle, Washington 98121 (206) 374-1515

Address of principal executive offices and Registrant’s telephone number including area code

ASG Finance, Inc.

Exact name of registrant as specified in its charter

Delaware	333-123636	20-1741328
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification Number

2025 First Avenue, Suite 900 Seattle, Washington 98121 (206) 374-1515

Address of principal executive offices and Registrant’s telephone number including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

The information in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Attached hereto as Exhibit 99.1, but only furnished pursuant to Item 2.02 of this report and incorporated herein by reference, is a press release dated April 7, 2006 announcing American Seafoods Group LLC’s and its parent ASG Consolidated LLC’s (together, “American Seafoods”) earnings for the three months and year ended December 31, 2005. This current report on Form 8-K contains statements intended as “forward-looking statements”, which are subject to the cautionary statements about forward-looking statements set forth in the press release.

Neither the furnishing of any press release as an exhibit to this Current Report nor the inclusion in such press releases of a reference to American Seafoods’ Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report. The information available at American Seafoods’ Internet address is not part of this Current Report or any other report furnished or filed by the registrant with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press Release dated April 7, 2006, which is being furnished pursuant to Item 2.02

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASG Consolidated LLC

Date: April 7, 2006	By:	/s/ Brad Bodenman
Brad Bodenman
Chief Financial Officer

ASG Finance, Inc.

Date: April 7, 2006	By:	/s/ Matthew D. Latimer
Matthew D. Latimer
Vice President and Secretary